Exhibits 5.2 and 23.2

[Letterhead of Richards, Layton & Finger, P.A.]

August 9, 2012

American Honda Receivables LLC
20800 Madrona Ave.
Torrance, California 90503

Re: American Honda Receivables LLC
       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Delaware counsel to American Honda Receivables LLC (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) relating to the proposed offering from time to time by one or more Delaware statutory trusts (each, a “Trust”) in one or more series (each, a “Series”) of asset backed certificates (the “Certificates”) and asset backed notes (the “Notes” and collectively with the Certificates, the “Securities”). The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). As set forth in the Registration Statement, each Series of Securities is to be issued under and pursuant to the conditions of a separate amended and restated trust agreement among the Company and an owner trustee (the “Owner Trustee”) and one or more other entities, each to be identified in the prospectus supplement for such Series of Securities.  This opinion is being delivered to you at your request.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)           The Registration Statement;

(b)           The form of initial trust agreement to be entered into by the Company and the Owner Trustee for the purposes of forming the Trust (the “Initial Trust Agreement”);

(c)           The form of Amended and Restated Trust Agreement (the “Trust Agreement”), including the exhibits attached thereto, which was filed as an exhibit to the Registration Statement;

(d)           The form of Indenture (the “Indenture”), including the exhibits attached thereto, which was filed as an exhibit to the Registration Statement; and

(e)           The form of certificate of trust (the “Certificate of Trust”) to be filed with the Secretary of State of the State of Delaware (the “Secretary of State”) for the Trust.

American Honda Receivables LLC
August 9, 2012

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that, when the Trust is formed, the Initial Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the formation of the Trust, and the Certificate of Trust will be duly filed with the Secretary of State and will be in full force and effect, (ii) that, at the time the Securities are issued, the Trust Agreement and the Indenture will constitute the entire agreements among the parties thereto with respect to the subject matter thereof, including, in the case of the Trust Agreement, with respect to the operation and termination of the Trust, that the Certificate of Trust will be in full force and effect and will not be amended and that the Trust Agreement and the Indenture will be in full force and effect and will be executed and delivered in substantially the forms reviewed by us, (iii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are to be parties to the documents examined by us, (v) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (vi) except to the extent provided in paragraph 2 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us.  We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

American Honda Receivables LLC
August 9, 2012

Based upon the foregoing, and upon our examination of such questions of laws and rules, regulations and orders thereunder as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.           When the Initial Trust Agreement has been duly authorized by all necessary action and has been duly executed and delivered by the parties thereto and when the Certificate of Trust has been duly authorized, executed and filed by the Owner Trustee of the Trust with the Secretary of State, the Trust will be duly formed as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

2.           When the Trust is duly formed, the Trust Agreement has been duly authorized by all necessary action and has been duly executed and delivered by the parties thereto, the Trust will have the power and authority to execute, deliver and perform its obligations under the Indenture and will have duly authorized the Indenture.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Opinions” in the Prospectus forming a part of the Registration Statement.  In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/  Richards, Layton & Finger, P.A.

EAM/syh